Exhibit 99.1

NEWS RELEASE

Contact: Bruce Frymire

650.965.6042 or bfrymire@cybersource.com

CyberSource Announces Fourth Quarter 2009 Financial Results

Fourth quarter revenue was a record $76.1 million, a 22% annual increase;

Billable transactions processed was a record 707 million, a 29% annual increase.

MOUNTAIN VIEW, Calif. – January 28, 2010 – CyberSource Corporation (NASDAQ: CYBS), a leading provider of electronic payment and risk management solutions, today announced financial results for its fourth quarter ended December 31, 2009.

•	Fourth quarter revenue was $76.1 million, a 22% increase compared to $62.3 million in the same period the previous year.

•

On a GAAP basis, net income for the fourth quarter of 2009 was $5.1 million and earnings per share was $0.07, compared to net income of $10.0 million and earnings per share of $0.14 in the fourth quarter of 2008.

•

Non-GAAP net income for the fourth quarter was $17.2 million, a 27% increase compared to $13.6 million for the fourth quarter of 2008. Non-GAAP earnings per share for the fourth quarter was $0.24, a 26% increase compared to earnings per share of $0.19 for the fourth quarter of 2008. Non-GAAP net income excludes stock-based compensation expense, a reduction in the valuation allowance against deferred tax assets, the non-cash portion of the tax provision, depreciation and amortization expense, and certain non-recurring items. A reconciliation of certain GAAP to non-GAAP measures is attached.

•

During the fourth quarter, CyberSource processed a record 707 million billable transactions, a 29% increase over the same period the previous year. The value of transactions processed was approximately $35.1 billion, a 25% increase over the fourth quarter 2008.

•	CyberSource signed 33,400 new customers in the quarter, up 20% over the prior year, increasing its customer base to approximately 295,000 active customers.

“2009 was another year of exceptional performance for CyberSource. Our business is expanding to a broader range of customers around the world, and we continue to innovate and expand our product offering. We added 11,600 net new customers in Q4 2009, a 56% increase over Q4 2008, bringing the total net new customers for the year to 40,000, which is 67% more than 2008. We also saw strong overall sales growth on both our small business and enterprise platforms,” said Michael Walsh, President and Chief Executive Officer of CyberSource. “Our transaction volumes grew 29% over the prior year to a record 707 million transactions, and this quarter we signed 33,400 new customers, 20% more customers than we added a year ago. Global acquiring revenue for the quarter grew 16% year over year. What we accomplished in 2009 would be impressive under normal economic conditions, but it is even more impressive given the global economic conditions. I believe that this demonstrates three things: (1) e-commerce is still nascent and will continue to grow; (2) more businesses are seeking global payment solutions that will help grow their addressable markets; and, (3) CyberSource is well-positioned to capitalize on these trends with our proven business model to simplify e-commerce, our unique service offerings, unparalleled systems reliability, and award-winning customer support. I look forward to building on this momentum to achieve even greater success in 2010.”

Business Highlights

•

Customers: CyberSource added approximately 33,400 new customers in the quarter, bringing its customer base to approximately 295,000. New enterprise customer wins this quarter include: Citi Bank NA’s London branch, GE Healthcare IT, Korean Air, and National Express. Existing customers that added new services or renewed agreements during the quarter include: Agilent Technologies, Franklin Covey Company, Kodak Imaging Network, K-Swiss Shoes, Lenovo Group, Match.com, Reed Business Information, and Times Publishing.

•

Channel Partners: In the fourth quarter, CyberSource signed over 800 new Independent Sales Organizations and affiliate partners. CyberSource’s partner program of approximately 4,700 active resellers and affiliate partners continues to be a major driver for new customer leads and is an increasingly broad base of partners selling CyberSource services.

•

International: CyberSource continues to drive strong growth outside the U.S. CyberSource’s European operations processed a record 182.8 million transactions in the fourth quarter, an increase of 43% over the same period last year. The Company’s European business is comprised of revenue generated by customers domiciled outside the US and represented about 8% of revenue in the quarter.

•

European acquiring sponsorship: CyberSource recently signed an agreement with a member bank in Europe to enhance its acquiring offerings in Europe. More details, such as the scope of geographies within Europe where the services will be offered, the commencement date, and the identities of the parties will be provided as we near the launch date of the services.

•

Global acquiring: CyberSource generated $25.1 million of global acquiring revenue during the fourth quarter, up 23% sequentially and 16% over the prior year. CyberSource added approximately 1,000 new acquiring customers during the quarter, and now has approximately 6,600 global acquiring customers.

Annual financial highlights

For the year ended December 31, 2009, total revenue was $265.1 million compared to $229.0 million for the prior year, an increase of 16%. In 2009, we processed 2.5 billion billable transactions, a 28% increase over the 1.9 billion billable transactions processed in the prior year. The value of transactions processed was $120 billion in 2009 compared to $109 billion in 2008, an increase of 10%. On a GAAP basis, net income for the year ended December 31, 2009 was $11.0 million and earnings per share was $0.15 compared to $10.7 million and $0.15 in the prior year. Non-GAAP net income was $58.3 million and earnings per share was $0.81 for the year ended December 31, 2009 compared to $48.1 million and $0.67 per share in the prior year, both increases of 21%. The Company also signed approximately 138,000 new customers in 2009 a 30% increase over the 106,000 signed in 2008.

Stock Buyback

During the fourth quarter, we did not repurchase any shares of our common stock.

Guidance for the first quarter and full year 2010

CyberSource is providing guidance for the first quarter of 2010 and the full year 2010 based on information available as of January 28, 2010. We assume no duty to update these numbers at any time.

For the first quarter ending March 31, 2010:

•	Total revenue is expected to be between $73.5 and $74.0 million.

•	The company expects to process between 675 and 685 million billable transactions.

•

GAAP gross profit is expected to be between $36.7 and $37.0 million, while GAAP operating expenses are expected to be between $32.7 and $33.0 million. The company expects to record GAAP net income in the first quarter of between $2.3 and $2.6 million and earnings per share of approximately $0.03 based on a weighted average share count of 73.5 million shares.

•

Non-GAAP net income for the first quarter is expected to be between $14.1 and $14.4 million and non-GAAP earnings per share to be between $0.19 and $0.20 based on a weighted average share count of 73.5 million shares.

For the full year 2010:

•	Total revenue for 2010 is expected to be between $310.0 and $315.0 million.

•	Total GAAP gross profit for 2010 is expected to be between $160.0 and $162.0 million.

•	Total GAAP operating expenses for 2010 is expected to be between $136.0 and $138.0 million.

•	GAAP net income for 2010 is expected to be between $14.5 and $15.0 million.

•	GAAP earnings per share is expected to be between $0.19 and $0.20 per share, based on a weighted average share count of 74.5 million shares.

•

Non-GAAP net income for the full year 2010 is expected to be between $66.0 and $67.5 million. Non-GAAP earnings per share is expected to be between $0.89 and $0.91, based on a weighted average share count of 74.5 million shares.

Public call/web cast details

CyberSource will host a public conference call today, January 28, 2010 at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss the fourth quarter results. The call can be accessed in either of the following ways:

Live conference call

888-585-4496 (U.S. and Canada), 706-634-9580 (local and international). The call’s conference ID number is: 40189948. A taped replay of this call will be available through March 31, 2010. The dial-in numbers for the taped replay are: 800-642-1687 (U.S.) 706-645-9291 (local and international). Conference ID is as above.

Live web cast

http://ir.cybersource.com/events.cfm

A replay of this web cast will remain available at this location through March 31, 2010.

About CyberSource

CyberSource Corporation is a leading provider of electronic payment and risk management solutions. CyberSource solutions enable electronic payment processing for Web, call center, and POS environments. CyberSource also offers industry leading risk management solutions for merchants accepting card-not-present transactions. CyberSource Professional Services designs, integrates, and optimizes commerce transaction processing systems. Approximately 295,000 businesses use CyberSource solutions, including half the companies comprising the Dow Jones Industrial Average. The company is headquartered in Mountain View, California, and has sales and service offices in Japan, the United Kingdom, and other locations in the United States including Bellevue, Washington and American Fork, Utah. For more information on CyberSource please visit www.cybersource.com or email info@cybersource.com. For more information on Authorize.Net small business solutions, please visit www.authorize.net or email sales@authorize.net.

GAAP versus non-GAAP Results and Guidance

In addition to financial results presented on a GAAP basis, the company has provided non-GAAP measures of gross profit, operating expenses, net income and earnings per share, which are adjusted to exclude certain non-cash items. For purposes of this release, non-GAAP gross profit, operating expenses, net income and earnings per share exclude stock based compensation expense under SFAS 123R, a reduction in the valuation allowance against deferred tax assets, the non-cash portion of the income tax provision, depreciation and amortization expense, and certain non-recurring items. A reconciliation of these historical GAAP to non-GAAP measures is attached with the financial statements. The company believes that presentation of non-GAAP financial measures may provide investors with additional meaningful and relevant financial information. Management believes the non-GAAP measures help indicate trends in the company’s business, and management uses the non-GAAP measures to plan and forecast future periods. Non-GAAP information is not determined using GAAP and should not be considered superior to or as a substitute for GAAP measures or data prepared in accordance with GAAP. Furthermore, non-GAAP information may not be comparable across companies, as other companies may use different non-GAAP measures. The company does not provide guidance for certain financial measures such as depreciation and stock-based compensation expense, and, as a result, is not able to provide a reconciliation of GAAP and non-GAAP financial measures for forward-looking data. The company intends to calculate the various non-GAAP financial measures in future periods consistent with the methodology used in the three months ended December 31, 2009, as presented in this release.

Cautionary Statement under the Private Securities Litigation Reform Act of 1995

Statements in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, without limitation, statements regarding expectations, objectives, anticipations, plans, hopes, beliefs, intentions or strategies regarding the future. Forward-looking statements in this release include, without limitation, statements regarding: (1) 2009 being another year of exceptional performance; (2) business expanding to a broader range of customers around the world; (3) strength of overall growth in sales; (4) accomplishments of 2009 being impressive; (5) e-commerce being nascent and continuing to grow; (6) more businesses looking for global payment solutions to grow their addressable markets; (7) the company being well-positioned to take advantage of trends in the industry; (8) achieving more in 2010; (9) the company continuing to drive strong growth outside the U.S.; (10) launching acquiring services in Europe; (11) resellers and partners continuing to be a major driver for new customer leads; and, (12) financial guidance including, without limitation, those regarding revenue, transaction volume, gross profit, operating expenses, net income, and earnings per share. There is no assurance that any forward-looking statement will be realized. Achievement of future results is subject to risks, uncertainties, and potentially inaccurate assumptions. These risks and uncertainties include, among others, those discussed under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in CyberSource’s most recent Annual Report on Form 10-K, filed on February 27, 2009, and subsequent Quarterly Reports on Form 10-Q as well as the consolidated financial statements, related Notes, and the other financial information appearing elsewhere in those reports and other CyberSource filings with the Securities and Exchange Commission. The factors that could cause actual results to differ materially from the forward-looking statements include risks and uncertainties such as: changes in Generally Accepted Accounting Principles and the application thereof; changes in customer needs; the risks of failures, disruptions or illiquidity in national and global banking, credit, and financial systems and the impact of those risks on CyberSource’s business; the risk of the economy, in general, and online economy, in particular, slowing down; security breaches; new products and services offerings by CyberSource and its competitors; and any unforeseen system failures. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected. Readers should bear this in mind when considering forward-looking statements. CyberSource undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events, or otherwise.

© 2010 CyberSource Corporation. All rights reserved. CyberSource is a registered trademark in the U.S. and other countries. All other brands and product names are trademarks or registered trademarks of their respective companies.

CyberSource Corporation

GAAP Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Revenues	$76,094	$62,254	$265,136	$229,026
Cost of revenues	37,009	30,263	125,064	111,768

Gross profit	39,085	31,991	140,072	117,258
Operating expenses:
Product development	8,031	5,967	28,504	22,903
Sales and marketing	18,477	17,401	71,706	68,424
General and administrative	4,937	7,385	23,884	25,133

Total operating expense	31,445	30,753	124,094	116,460

Income from operations	7,640	1,238	15,978	798
Other income (loss), net	(61)	750	208	1,134
Interest income	21	340	257	1,444

Income before income taxes	7,600	2,328	16,443	3,376
Income tax provision (benefit)	2,520	(7,706)	5,478	(7,353)

Net income	$5,080	$10,034	$10,965	$10,729

Basic net income per share	$0.07	$0.15	$0.16	$0.16

Diluted net income per share	$0.07	$0.14	$0.15	$0.15

Weighted average number of shares used in computing basic net income per share	70,195	69,058	69,530	69,132

Weighted average number of shares used in computing diluted net income per share	72,967	70,171	71,945	71,789

Non-GAAP Financial Metrics:
Gross profit	$42,869	$35,088	$153,824	$129,175
Operating expenses	$25,300	$22,154	$93,402	$82,939
Net income	$17,153	$13,559	$58,341	$48,077
Basic net income per share	$0.24	$0.20	$0.84	$0.70
Diluted net income per share	$0.24	$0.19	$0.81	$0.67

CyberSource Corporation

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
GAAP gross profit	$39,085	$31,991	$140,072	$117,258
Add FAS123R expense	482	387	1,839	1,562
Add depreciation expense	1,945	1,261	6,485	4,556
Add amortization of intangible assets	1,357	1,449	5,428	5,799

Non-GAAP gross profit	$42,869	$35,088	$153,824	$129,175

GAAP operating expenses	$31,445	$30,753	$124,094	$116,460
Add (less) FAS123R benefit (expense)	134	(1,943)	(6,089)	(7,938)
Less depreciation expense	(728)	(447)	(2,270)	(1,749)
Less amortization of intangible assets	(4,952)	(5,719)	(20,802)	(22,874)
Less restructuring charges	(599)	(490)	(1,531)	(960)

Non-GAAP operating expenses	$25,300	$22,154	$93,402	$82,939

GAAP net income	$5,080	$10,034	$10,965	$10,729
Add FAS123R expense	348	2,330	7,928	9,500
Add depreciation expense	2,673	1,708	8,755	6,305
Add amortization of intangible assets	6,309	7,168	26,230	28,673
Add restructuring charges	599	490	1,531	960
Add (less) non-cash taxes and reversal of valuation allowance	2,144	(8,171)	3,178	(8,090)
Less settlement proceeds	—	—	(246)	—

Non-GAAP net income	$17,153	$13,559	$58,341	$48,077

GAAP basic net income per share	$0.07	$0.15	$0.16	$0.16
Add FAS123R expense	—	0.04	0.11	0.15
Add depreciation expense	0.04	0.02	0.12	0.09
Add amortization of intangible assets	0.09	0.10	0.38	0.41
Add restructuring charges	0.01	0.01	0.02	0.01
Add (less) non-cash taxes and reversal of valuation allowance	0.03	(0.12)	0.05	(0.12)

Non-GAAP basic net income per share	$0.24	$0.20	$0.84	$0.70

GAAP diluted net income per share	$0.07	$0.14	$0.15	$0.15
Add FAS123R expense	—	0.04	0.11	0.13
Add depreciation expense	0.04	0.02	0.12	0.09
Add amortization of intangible assets	0.09	0.10	0.37	0.40
Add restructuring charge	0.01	0.01	0.02	0.01
Add (less) non-cash taxes and reversal of valuation allowance	0.03	(0.12)	0.04	(0.11)

Non-GAAP diluted net income per share	$0.24	$0.19	$0.81	$0.67

CyberSource Corporation

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	December 31,
	2009	2008
Assets
Current assets:
Cash and cash equivalents	$128,044	$73,292
Accounts receivable, net	22,878	18,251
Prepaid expenses and other current assets	7,797	5,310
Deferred income taxes	2,635	2,635

Total current assets	161,354	99,488
Property and equipment, net	21,022	16,188
Intangible assets, net	103,413	129,643
Goodwill	289,278	289,278
Non-current deferred income taxes	17,359	20,512
Other non-current assets	2,520	2,539
Restricted cash	1,516	1,548

Total assets	$596,462	$559,196

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,003	$588
Funds due to merchants	14,378	12,162
Other accrued liabilities	20,694	18,272
Deferred revenue	5,630	4,519
Accrued restructuring	1,155	847

Total current liabilities	42,860	36,388
Deferred revenue, less current portion	1,154	996
Other non-current liabilities	—	1,099
Accrued restructuring, less current portion	927	832
Other non-current tax liabilities	1,814	1,928

Total liabilities	46,755	41,243
Total stockholders’ equity	549,707	517,953

Total liabilities and stockholders’ equity	$596,462	$559,196

CyberSource Corporation

Consolidated Statements of Cash Flows

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$5,080	$10,034	$10,965	$10,729
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization expense	6,309	7,168	26,230	28,673
Depreciation expense	2,673	1,708	8,755	6,305
Income on investment in joint venture	(68)	(102)	(360)	(263)
Stock-based compensation	348	2,330	7,928	9,500
Restructuring related charges	599	490	1,531	960
Loss on disposal of property and equipment	—	18	—	18
Changes in operating assets and liabilities:
Accounts receivable	(3,702)	(2,102)	(4,627)	(2,748)
Prepaid expenses and other current assets	(504)	(589)	(2,487)	(1,121)
Deferred income taxes	2,351	(9,778)	3,153	(9,778)
Other non-current assets	242	1,066	411	2,211
Accounts payable	(186)	(550)	415	(25)
Accrued liabilities	3,650	693	195	4,029
Funds due to merchants	1,502	(1,007)	2,216	763
Deferred revenues	(6)	135	1,269	1,250
Other non-current tax liabilities	(201)	828	(114)	(267)

Net cash provided by operating activities	18,087	10,342	55,480	50,236

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(953)	(1,422)	(13,589)	(11,847)

Net cash used in investing activities	(953)	(1,422)	(13,589)	(11,847)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	4,245	164	11,972	7,161
Tax benefit from employee stock options	(16)	272	161	272
Repurchase of common stock	—	(7,835)	—	(10,703)

Net cash provided by (used in) financing activities	4,229	(7,399)	12,133	(3,270)
Effect of exchange rate changes on cash	124	(1,393)	728	(2,220)

Increase in cash and cash equivalents	21,487	128	54,752	32,899
Cash and cash equivalents at beginning of period	106,557	73,164	73,292	40,393

Cash and cash equivalents at end of period	$128,044	$73,292	$128,044	$73,292